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                                                                     Exhibit 2.6


                             JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, the undersigned agree to the joint filing of Amendment No. 3 to the Statement on Schedule 13D (including any and all subsequent amendments thereto) with respect to the shares of common stock, $0.005 par value, of Digital Angel Corporation, a Delaware corporation (formerly Medical Advisory Systems, Inc., a Delaware corporation) and further agree to the filing of this agreement as an exhibit thereto. In addition, as signified by their signatures thereto, each party to this agreement expressly authorizes the other party to this agreement to file on its behalf any and all amendments to such Statement on Schedule 13D.

Date: April 24, 2002

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APPLIED DIGITAL SOLUTIONS, INC.                                    DIGITAL ANGEL SHARE TRUST
                                                               By:  Wilmington Trust Company, trustee

By:  /s/ Jerome C. Artigliere                                   By:  /s/ Anita E. Dallago
     ------------------------------------                            ------------------------------------
Name: Jerome C. Artigliere                                     Name: Anita E. Dallago
Title: Senior Vice President and                               Title: Senior Financial Services Officer
       Chief Operation Officer
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